SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2003

GUILFORD PHARMACEUTICALS INC.
(Exact name of registrant as specified in its
charter)

Delaware	0-23736	52-1841960
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6611 Tributary Street
Baltimore, Maryland	21224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

Exhibit Index is on page 4.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

     Guilford Pharmaceuticals Inc. announced on February 26, 2003 that GLIADEL® Wafer (polifeprosan 20 with carmustine implant) has received approval from the United States Food and Drug Administration (FDA) for use in newly diagnosed patients with high-grade malignant glioma as an adjunct to surgery and radiation. A press release containing additional information was issued on February 26, 2003 and is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILFORD PHARMACEUTICALS INC.

Dated: March 6, 2003	By: /s/ Asher M. Rubin Asher M. Rubin Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description	Page

99.1	Press Release dated February 26, 2003	5